Exhibit 99.1

For Further Information:

Simulations Plus, Inc.

42505 10th Street West

Lancaster, CA 93534-7059

CONTACT:

Simulations Plus Investor Relations	Hayden IR
Ms. Renee Bouche	Mr. Cameron Donahue
661-723-7723	651-653-1854
renee@simulations-plus.com	cameron@haydenir.com

For Immediate Release:

October 15, 2015

Simulations Plus to Launch Major New Software Product

PKPlus™ Will Provide Analysis Capability Required for Regulatory Submissions

LANCASTER, CA, October 15, 2015 – Simulations Plus, Inc. (NASDAQ: SLP), a leading provider of simulation and modeling software for pharmaceutical discovery and development, today announced it is expanding its offerings of best-in-class software for pharmaceutical research and development with PKPlus™, a new program that provides high-quality, user-friendly analysis and reporting of clinical trial data for use in submissions to regulatory agencies.

John DiBella, vice president for marketing and sales for Simulations Plus, said: “We believe PKPlus represents a major addition to our product line with the potential to become one of our leading sources of revenues and earnings. Many in the industry have been under the mistaken impression that there is only one software program that meets the requirements of regulatory agencies for analysis and reporting of noncompartmental analysis results for clinical trial data. We intend to correct that misconception. We have taken the core elements of our PKPlus Module, originally introduced as an optional module in our flagship GastroPlus™ software over 15 years ago, and are turning it into a standalone program that will provide:

-	calculation of pharmacokinetic parameters using noncompartmental analysis,
-	calculation of pharmacokinetic parameters using compartmental analysis with 1, 2, or 3 compartments,
-	support for importing and exporting common data file types,
-	data management functions to deal with organizing and examining data,
-	highly flexible selection of records to analyze and compare desired subsets of a total data set,
-	production of high-quality tables, figures, and listings for export to reporting programs,
-	audit trail (saving all software settings) to ensure the ability to duplicate results from submitted analyses in the future.”

Walt Woltosz, CEO of Simulations Plus and its wholly owned subsidiary, Cognigen Corporation, said, “We are designing PKPlus to be a friendly but powerful program to satisfy pharmaceutical researchers’ needs while providing better value than alternative programs. The development of PKPlus is an excellent illustration of the synergies between Simulations Plus and our Cognigen subsidiary. We expect a beta release of PKPlus in November, with full release expected in January, but we are announcing it now in order to be able to discuss it at our annual Japan User Meeting for this year in Tokyo tomorrow as well as at the 2015 American Association of Pharmaceutical Scientists Annual Meeting in Orlando, Florida, starting on October 25.”

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About Simulations Plus, Inc.

Simulations Plus, Inc., is a premier developer of groundbreaking drug discovery and development simulation software, which is licensed to and used in the conduct of drug research by major pharmaceutical and biotechnology companies worldwide. For more information, visit our Web site at www.simulations-plus.com.

Cognigen Corporation, a wholly owned subsidiary of Simulations Plus, Inc., is a leading provider of population modeling and simulation contract research services for the pharmaceutical and biotechnology industries. For more information, visit Cognigen’s website at www.cognigencorp.com.

The combined company is a global leader focused on improving the ways scientists use knowledge and data to predict the properties and outcomes of pharmaceutical and biotechnology agents. Our innovations in integrating new and existing science in medicinal chemistry, computational chemistry, pharmaceutical science, biology, and physiology into our software have made us the leading software provider for physiologically based pharmacokinetic modeling and simulation.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 – With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. Words like “believe,” “expect” and “anticipate” mean that these are our best estimates as of this writing, but that there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, our ability to identify and close acquisitions on terms favorable to the Company, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports as filed with the U.S. Securities and Exchange Commission.

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